EXHIBIT 21

LIST OF SUBSIDIARIES

Nexvu Technologies, LLC, a Delaware limited liability company

Frontrunner Network Systems Corp., a Delaware corporation

Nexvu Business Solutions, Inc., an inactive Delaware corporation